EXHIBIT 31.1

CERTIFICATION

I, Gregg L. Engles, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of The WhiteWave Foods Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Gregg L. Engles

Chairman and Chief Executive Officer

March 28, 2017